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                                                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form SB-2 of our report dated February 25, 2000 relating to the financial statements of ImageWare Systems, Inc. which appears in such Registration Statement. We also consent to references to us under the headings "Experts" and "Selected Financial Information" in such Registration Statement.

                                           PricewaterhouseCoopers LLP

San Diego, California
March 14, 2000